SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C.  20549


                                  FORM 8-K

                               CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                       Date of Report - May 6, 1997
                      (Date of earliest event reported)


                               GTE Corporation
            (Exact name of registrant as specified in its charter)


                                  NEW YORK
       (State or other jurisdiction of incorporation or organization)


        1-2755                                     13-1678633
(Commission File Number)               (IRS Employer Identification No.)












One Stamford Forum
Stamford, Connecticut                                            06904
(Address of principal executive offices)                       (Zip Code)


                              (203) 965-2000
             Registrant's telephone number, including area code



                          GTE CORPORATION

                                  FORM 8-K

                             ITEM OF INFORMATION


Item 5. Other Events

     In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GTE Corporation ("GTE" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

   Forward-Looking Statements

     GTE estimates that earnings-per-share will be essentially flat or slightly higher in 1997 than in 1996, will grow moderately in 1998 as compared with 1997, and will grow at an accelerated level in 1999 and beyond. In 1999 and beyond, GTE estimates that earnings-per-share will grow in a range of 30% to 50% higher than previous projections of not less than 10% annual growth. Consolidated revenue growth will accelerate from the current 6% to 8% growth rate to 10% to 12% over the longer term, with much of that growth driven by expanded services like long distance, video, value-added data communications and Internet-related services. In the area of long distance, GTE expects to almost double its customer base in 1997, and increase its related revenues about seven times from 1996 levels.

     GTE estimates that operating income and net income will be unfavorably impacted in 1997 and 1998, as it incurs additional network, marketing and other start-up costs associated with its recently announced data initiative. Cash flows will also be impacted by increased capital spending and acquisition costs, as well as other start-up costs, but overall, GTE estimates that cash flow should continue to increase.

     GTE estimates that domestic cellular operations will grow consistent with the industry and will add as many new customers in 1997 as in 1996. Cellular revenue per customer is expected to continue an annual 7% to 8% downward trend as more residential customers and new competitors enter the market.

     GTE estimates that the amount of net income contributed by international operations in 1995 will double by the year 2000.

   Risk Factors

     GTE's forward-looking statements are based upon a series of projections and estimates regarding the economy, the telecommunications industry, the effects of federal, state and local regulations on the industry in general and within GTE's markets, as well as key performance indicators which impact the Company directly. These projections and estimates regarding the economy and the telecommunications industry relate to the demand for and pricing of services, the effects of competition, the impact of universal service and the success of new products, services and new businesses such as long distance, video, value-added data communications and Internet-related services.

     With regard to the effects of regulation, GTE has assumed fair and reasonable resolutions to any pending and potential federal, state and local regulatory initiatives and proceedings, including arbitration proceedings before various state regulatory commissions. GTE has also assumed the successful outcome of the proceedings filed with the Court of Appeals for the Eighth Circuit challenging the FCC's published Report and Order, dated August 8, 1996, regarding the terms of interconnection, unbundled network elements and resale rates.

     In developing its forward-looking statements, GTE has made certain assumptions relating to key performance indicators that have a direct bearing on GTE's ability to attain these projections. These assumptions include continued annual growth in the following areas: telephone access lines and minutes of use; cellular volumes and customer growth; and the speed and degree of penetration into new and expanded service offerings, such as long distance and value-added data communications. These assumptions also assume productivity improvements and the absence of disruption to GTE's markets. Regarding the data market, these assumptions rely on assumed future growth of that market, the ability of GTE to rapidly gain market share, anticipated advances in technology, the impact of competition, and the completion and integration of planned data networks.

     If future events and actual performance differ from that assumed for the risk factors noted above, GTE's actual results could vary significantly from the performance projected in the forward-looking statements.



Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements -- None.

         (b)  Pro Forma Financial Information -- None.

         (c)  Exhibits

              99.1  Announcement of National Network Strategy.

              99.2  Announcement of EPS Growth and Other Projections.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      GTE CORPORATION
                                                        (Registrant)


                                                By:  Lawrence R. Whitman
                                                     Lawrence R. Whitman
                                               Vice President and Controller


Date: May 6, 1997